UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 20, 2012

Date of Report (Date of earliest event reported)

PRECISION CASTPARTS CORP.

(Exact name of registrant as specified in its charter)

Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4650 S.W. Macadam Avenue

Suite 400

Portland, Oregon 97239-4254

(Address of principal executive offices, including zip code)

(503) 946-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition of Disposition of Assets.

As previously disclosed, on November 9, 2012, Titanium Metals Corporation, a Delaware corporation (the “Company”), Precision Castparts Corp. (“Parent”) and ELIT Acquisition Sub Corp. (“Purchaser”), a wholly owned subsidiary of Parent, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer to purchase all outstanding shares of the common stock of the Company (the “Shares”) at a price of $16.50 per Share, net to the seller in cash, without interest thereon and less any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 20, 2012 (as amended or supplemented, the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, constituted the “Offer”).

The Offer, as extended, expired at 5:00 p.m., New York City time, on December 20, 2012. Purchaser accepted for payment a total of 150,520,615 Shares that, based on the information provided by the depositary for the Offer, were validly tendered and not withdrawn in the Offer, representing approximately 86.0% of the Company’s outstanding Shares (which includes Shares subject to guaranteed delivery procedures). Based on the per Share price and the number of Shares validly tendered and accepted for payment at the expiration of the Offer, as of December 20, 2012, the value of the Shares purchased by Purchaser in connection with the Offer was approximately $2.5 billion. Parent funded the purchase of the tendered Shares from the proceeds of its previously announced $3.0 billion note offering pursuant to an Underwriting Agreement, dated December 17, 2012, with the several underwriters named therein, for whom Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC acted as representatives.

Following the expiration of the Offer, as extended, and in accordance with the terms of the Merger Agreement, Purchaser commenced a subsequent offering period of the Offer to acquire all remaining untendered Shares. The subsequent offering period will expire at 5:00 p.m., New York City time, on Friday, January 4, 2013, unless extended. All Shares properly tendered during the subsequent offering period will be accepted and promptly paid for, and tendering stockholders will receive the same $16.50 per Share price, without interest and subject to applicable withholding taxes, that was paid in the Offer.

Pursuant to the Merger Agreement, Purchaser will be merged with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Parent. At the effective time of the Merger, all remaining outstanding Shares not tendered in the Offer, will be acquired for cash at the same $16.50 per Share price, without interest and subject to applicable withholding taxes, that was paid in the Offer.

The foregoing discussion of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is included as Exhibit 2.1 hereto and incorporated herein by reference.

Parent issued a press release on December 21, 2012 announcing the expiration of the Offer and the commencement of a subsequent offering period, a copy of which is included as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The historical financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Statements.

The pro forma financial statements required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated November 9, 2012, by and among Precision Castparts Corp., ELIT Acquisition Sub Corp. and Titanium Metals Corporation (incorporated herein by reference to Exhibit 10.2 to Precision Castparts Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2012).

99.1	Press Release issued by Precision Castparts Corp. on December 21, 2012 (incorporated herein by reference to Exhibit (a)(5)(R) to Amendment No. 7 to Precision Castparts Corp.’s Tender Offer Statement on Schedule TO-T filed with the Securities and Exchange Commission on December 21, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.

Date: December 21, 2012	By:	/s/ Shawn R. Hagel
	Name:	Shawn R. Hagel
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated November 9, 2012, by and among Precision Castparts Corp., ELIT Acquisition Sub Corp. and Titanium Metals Corporation (incorporated herein by reference to Exhibit 10.2 to Precision Castparts Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2012).

99.1	Press Release issued by Precision Castparts Corp. on December 21, 2012 (incorporated herein by reference to Exhibit (a)(5)(R) to Amendment No. 7 to Precision Castparts Corp.’s Tender Offer Statement on Schedule TO-T filed with the Securities and Exchange Commission on December 21, 2012).